Exhibit 99.1
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                                              NEWS RELEASE FOR IMMEDIATE RELEASE
                                                   For More Information Contact:
                                                            Timothy Kasmoch, CEO
                                                 info@nviro.com   (419) 535-6374
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   N-VIRO INTERNATIONAL CORP. PROVIDES UPDATE ON PROGRESS FOR FUTURE PROJECT
                             DEVELOPMENT AND GROWTH

TOLEDO,  OH, September 9, 2009 -- N-Viro International Corporation (OTC Bulletin
Board: NVIC.OB) is a waste-to-energy company that converts various types of wastes into green energy products. The Company transforms municipal biosolids and other organic waste streams into beneficial products such as our patented renewable biofuel N-Viro Fuel(TM) and N-Viro Soil(TM). Today, management is pleased to provide this project development update and progress report recapping the first half of 2009.

As the global perspective towards renewable alternative energy sources continues to gain traction, government and private sector spending for product development and efficient processes will provide a catalyst of new business opportunities for well-positioned businesses in the renewable energy sectors. As such, the Company has been entering a period of significant change, parallel to the world's outlook on renewable alternative energy sources and other reuse products that reduce negative impacts on the environment.

Because of the current political emphasis fostered by growing social and environmental demands, management believes the Company is positioned for these emerging opportunities and that its technology and patented processes are perfectly designed to capitalize on the available money committed to this sector. Over the past three years, the efforts of N-Viro's new management have been focused completely toward the evolution of its business model, moving away from technology licensing efforts and toward the owning and management of company facilities specifically designed to deploy its alternative energy technology known as N-Viro Fuel(TM).

"We have been successful in proving our renewable resource concept, and patented processes, by reporting a pattern of increasing sales and improved financial data. Additionally, the improved profit margins resulting from the sales of our agricultural fertilizer, N-Viro Soil has contributed to our progress," said Mr. Timothy Kasmoch, President and CEO of N-Viro International Corporation. "Thus far in 2009, the Company has reported financial progress over prior years and through the further utilization of our current operations we believe this pattern of consistent growth and improvement can continue to increase as well as foster new business opportunities, both locally and internationally."

Mr. Kasmoch continued: "N-Viro International provides alternative global solutions to an industry waiting for alternatives as opposed to the wasteful landfill disposal of a beneficial renewable resource. Our goal is to provide integrated, turn-key solutions to our end users. We will continue to deploy our technology at Company-owned facilities, providing the highest level of service and products to our end-user customers while expanding our market presence in targeted municipalities. This appears to be our niche for growth."

Management anticipates that today's business milestones, political environment and global awareness will all play a role in the Company achieving further growth in the coming years. The Company is aggressively developing its first N-Viro Fuel production facility in Struthers, Ohio. Management is pleased to report those development efforts have progressed favorably and expectations are to apply to the Ohio EPA for permit approval to operate the first N-Viro Fuel facility this year. The Company expects soon after permit approval is issued, adequate financing will be in place and construction to begin sometime in 2010. Additionally, management expects N-Viro Fuel technology to expand rapidly in the domestic market, thus opening doors to several opportunities internationally.

Current data suggests the current municipal biosolids industry is between 7 & 8 billion dollars domestically. Management feels confident that a significant increase in Company sales may be realized by deploying its N-Viro Fuel technology at strategic municipal locations which could position the Company to capture just a small percentage of the biosolids industry. As the company proves its ability to produce cleaner renewable biomass fuel from biosolids, management believes its industry presence will grow. Additionally, management feels confident in their ability to attract other waste generating industries which have waste products that can be transformed into renewable fuels through the N-Viro processes.

Currently, the Company has six target facilities under development throughout the US and is exploring potential development projects internationally. Management anticipates all current development projects to be viable, and within the scope of performance in terms of capacity and scalability. Additionally, the preliminary expectations for financial improvement if all current projects are developed could provide EBITDA to the Company in excess of 30 million dollars annually.

"We are continually identifying additional opportunities and expect more projects to come to fruition in the future. We are properly positioned to capture market acceptance in terms of end-user customer product as well as serve local municipalities, not only in the markets we currently serve but, in markets we are already aggressively targeting. I am excited to be part of the future of N-Viro and as President and CEO, I look forward to providing updates on these several projects as they occur," concluded Mr. Kasmoch.

About  N-Viro  International  (www.nviro.com)
---------------------------------------------
N-Viro International is an environmental and materials operating company that owns patented technologies to convert various types of waste into beneficial alternative fuel products, including the renewable biofuel N-Viro Fuel(TM) and the N-Viro Soil(TM). Its renewable biofuel technology, N-Viro Fuel(TM), has received alternative energy status from the U.S. Environmental Protection Agency, which qualifies the technology for renewable energy incentives. N-Viro International operates processing facilities independently as well as in partnership with municipalities.

Special  Cautionary  Note  Regarding  Forward-Looking  Statements
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The  Company  cautions  that  words  used  in  this  document such as "expects,"
"anticipates," "believes" and "may," as well as similar words and expressions used herein, identify and refer to statements describing events that may or may not occur in the future. These forward-looking statements and the matters to which they refer are subject to considerable uncertainty that may cause actual results to differ materially from those described herein. For example, while the Company expects business expansion projects to begin in an estimated time frame, such expectations are subject to adverse economic conditions and other factors outside of the Company's control. Further, the Company's ability to increase capabilities and expand capacity is subject to the ability of the Company or its partners to access sufficient capital to pay for this expansion, which will further depend on, among other factors, market acceptance. Our ability to achieve profitability of these projects could be negatively impacted if there is a lack of an adequate supply of waste or expenses increase above the Company's expectations - including fuel and transportation costs, labor costs and costs relating to the treatment and processing of the biosolids and creation of the N-Viro Soil or N-Viro Fuel. In addition, while the Company believes that trends in "greener" energy solutions are moving in favor of the Company's technology, such trends may not continue or may never result in increased sales or profits to the Company because of the availability of competing products and other alternative energy source. All of these factors, and other factors, will affect the profitability of the Company. Additional information about these and other factors that may adversely affect these forward-looking statements are contained in the Company's reports, including its Annual Report on Form 10-K for the year ended December 31, 2008 and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.